UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

MONTES ARCHIMEDES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39597 (Commission File Number)	85-1830874 (I.R.S. Employer Identification No.)

2884 Sand Hill Road, Suite 100 Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)

(Registrant’s telephone number, including area code): (650) 384-6558

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	MAACU	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the units	MAAC	The Nasdaq Stock Market LLC

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	MAACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On September 30, 2021, Montes Archimedes Acquisition Corp. (“MAAC”) completed its previously announced business combination (the “Business Combination”) with Roivant Sciences Ltd. (“Roivant”), through the merger (the “Merger”) of Roivant’s wholly-owned subsidiary, Rhine Merger Sub, Inc. with MAAC, with MAAC surviving the Merger as a wholly owned subsidiary of Roivant. On October 1, 2021, Roivant’s common shares, $0.0000000341740141 par value per share (the “Common Shares”), and warrants are expected to commence trading on The Nasdaq Global Market under the symbols “ROIV” and “ROIVW,” respectively.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2021, Roivant, MAAC, Patient Square Capital LLC, a Delaware limited liability company (“MAAC Sponsor”) and the other parties thereto entered into an amendment (“Amendment No. 2”) to the Sponsor Support Agreement, dated as of May 1, 2021, as amended by Amendment No. 1 thereto, dated as of June 9, 2021 (as amended, the “Sponsor Support Agreement”), to (i) amend and specify the number of Common Shares that constitute “20% Earn-Out Shares,” “10% Earn-Out Shares” and “Retained Shares” for purposes of the Sponsor Support Agreement and (ii) amend the commencement date of the time period during which the Earn-Out Shares (as defined in the Sponsor Support Agreement) may vest and become free of the restrictions set forth in Section 2(b) of the Sponsor Support Agreement.

The foregoing description is qualified in its entirety by the text of Amendment No. 2, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Prior to the consummation of the Merger, MAAC and Roivant entered into subscription agreements (collectively, the “Subscription Agreements”) with certain institutional and accredited investors, pursuant to which such investors agreed to subscribe for and purchase, and MAAC agreed to issue and sell to such investors, prior to and substantially concurrently with the closing of the Merger, an aggregate of 22,000,000 shares of MAAC Class A common stock at a purchase price of $10.00 per share, for aggregate gross proceeds of $220,000,000 (the “PIPE Financing”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. Each share of MAAC Class A common stock issued in the PIPE Financing was converted into one Common Share in connection with the closing of the Merger. The issuance of the Common Shares pursuant to the PIPE Financing was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Common Shares were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, James C. Momtazee, Stephen Oesterle and George Barrett each notified the board of directors of MAAC (the “Board”) of their respective decisions to resign from the Board and James C. Momtazee and Maria C. Walker each resigned from all offices of the Company each held effective as of immediately prior to the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to the Sponsor Support Agreement, dated as of September 30, 2021, among Roivant, MAAC, MAAC Sponsor and the other parties thereto
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTES ARCHIMEDES ACQUISITION CORP.

	By:	/s/ Maria C. Walker
		Name:	Maria C. Walker
Date: September 30, 2021		Title:	Chief Financial Officer